Exhibit 99.1

PRESS RELEASE

ENERGY TRANSFER PARTNERS, L.P.
REPORTS RECORD FIRST QUARTER 2005 RESULTS

Dallas, Texas — January 7, 2005 — Energy Transfer Partners, L.P. (NYSE:ETP) reported today net income for the first quarter of fiscal 2005 ended November 30, 2004 of $30.6 million compared to net income of $15.7 million for the first quarter of fiscal 2004. EBITDA, as adjusted, for the first quarter of fiscal 2005 was $69.7 million versus the $25.4 million reported for the first quarter of fiscal 2004 ended November 30, 2003.

On an aggregate basis, net income for the three months ended November 30, 2004 increased 112.5% to $30.6 million from the aggregate historical net income of $14.4 million for the three months ended November 30, 2003. EBITDA, as adjusted, for the three months ended November 30, 2004 was $69.7 million, a 66% increase from the aggregate historical EBITDA, as adjusted, of $41.9 million for the three months ended November 30, 2003.

The business combination of Energy Transfer Company and Heritage Propane Partners, L.P. and subsidiaries (“Heritage”), (the Energy Transfer Transaction), on January 20, 2004 resulted in a change of control causing Energy Transfer’s financial statements to become those of the registrant. Because of the accounting treatment applied in the Energy Transfer Transaction, the reported first quarter fiscal 2004 actual results reflect the operations of Energy Transfer’s midstream and transportation businesses for the entire reporting period but not Heritage’s propane business for that period. The aggregate results disclosed reflect Heritage’s historical results for the three months ended November 30, 2003 combined with the historical results of Energy Transfer Company for the three months ended November 30, 2003, and are presented for comparability purposes only. This aggregate information (i) is not necessarily indicative of the results of operations that would have occurred had the transactions been made at the beginning of the periods presented or the future results of the combined operations and (ii) is not a measure of performance calculated in accordance with generally accepted accounting principles.

EBITDA, as adjusted, is a non-GAAP financial measure used by industry analysts, investors, lenders, and rating agencies to assess the financial performance and the operating results of the Partnership’s fundamental business activities. EBITDA, as adjusted, should not be considered in isolation or as a substitute for net income, income from operations, or other measures of cash flow. A table reconciling EBITDA, as adjusted, with appropriate GAAP financial measures is included in the notes to the consolidated financial statements included in this release.

Energy Transfer Partners, L.P. is a publicly traded partnership owning and operating a diversified portfolio of energy assets. The Partnership’s natural gas operations include approximately 7,750 miles of natural gas gathering and transportation pipelines with an aggregate throughput capacity of 5.2 billion cubic feet of natural gas per day, with natural gas treating and processing assets located in Texas, Oklahoma, and Louisiana. The Partnership is the fourth largest retail marketer of propane in the United States, serving more that 650,000 customers from 310 customer service locations in 32 states extending from coast to coast, with concentration in the western, upper midwestern, northeastern, and southeastern regions of the United States.

The Partnership has scheduled a conference call for 1:00 p.m. Central Standard Time, Monday, January 10, 2005 to discuss the fiscal 2005 first quarter results. The dial-in number is 888-428-4473; participant code Energy Transfer Partners.

The information contained in this press release is available on the Partnership’s website at www.energytransfer.com. For more information, please contact H. Michael Krimbill, President and Chief Financial Officer, at 918-492-7272.

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES
( FORMERLY ENERGY TRANSFER COMPANY)

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per unit and unit data)
(unaudited)

	Three Months
	Ended November 30,
	2004	2003	2003 (a)
		(Energy Transfer Company)	(Aggregate)
REVENUES:
Midstream and transportation	$737,150	$419,097	$419,097
Propane	151,233	—	104,730
Other	19,279	—	18,996

Total revenues	907,662	419,097	542,823

COSTS AND EXPENSES:
Cost of products sold	765,570	381,681	448,051
Operating expenses	61,461	7,386	45,428
Depreciation and amortization	20,269	4,147	13,562
Selling, general and administrative	11,310	4,879	8,069

Total costs and expenses	858,610	398,093	515,110

OPERATING INCOME	49,052	21,004	27,713
OTHER INCOME (EXPENSE):
Interest expense	(17,331)	(3,834)	(12,000)
Equity in earnings of affiliates	36	147	366
Gain (loss) on disposal of assets	(91)	—	173
Interest income and other	134	86	40

INCOME BEFORE MINORITY INTERESTS AND INCOME TAXES	31,800	17,403	16,292
Minority interests	(158)	—	(135)

INCOME BEFORE INCOME TAXES	31,642	17,403	16,157
Income tax expense	1,032	1,709	1,759

NET INCOME	30,610	15,694	14,398
GENERAL PARTNER’S INTEREST IN NET INCOME	6,089	314	625

LIMITED PARTNERS’ INTEREST IN NET INCOME	$24,521	$15,380	$13,773

BASIC NET INCOME PER LIMITED PARTNER UNIT	$0.55	$2.32	$.39

BASIC AVERAGE NUMBER OF UNITS OUTSTANDING	44,621,955	6,621,737	35,126,857

DILUTED NET INCOME PER LIMITED PARTNER UNIT	$0.55	$2.32	$.39

DILUTED AVERAGE NUMBER OF UNITS OUTSTANDING	44,695,921	6,621,737	35,126,857

(a)	The aggregate results disclosed reflect Heritage’s historical results for the three months ended November 30, 2003 combined with the historical results of Energy Transfer Company for the three months ended November 30, 2003, and are presented for comparability purposes only. This aggregate information (i) is not necessarily indicative of the results of operations that would have occurred had the transactions been made at the beginning of the periods presented or the future results of the combined operations and (ii) is not a measure of performance calculated in accordance with generally accepted accounting principles.

SUPPLEMENTAL INFORMATION:	For the Three	For the Three	For the Three
(unaudited)	Months Ended	Months Ended	Months Ended
	November 30,	November 30,	November 30,
	2004	2003	2003
		(Energy Transfer Company)	(Heritage)
Net income reconciliation
Net income (loss)	$30,610	$15,694	$(1,296)
Depreciation and amortization	20,269	4,147	9,415
Interest	17,331	3,834	8,166
Income tax expense	1,032	1,709	50
Non-cash compensation expense	402	—	90
Interest (income) and other	(134)	(86)	46
Depreciation, amortization, interest and taxes of investee	105	109	234
Minority interests in Operating Partnership	—	—	(27)
(Gain) loss on disposal of assets	91	—	(173)

EBITDA, as adjusted (a)	$69,706	$25,407	$16,505

Heritage EBITDA, as adjusted	$—	$16,505

Aggregate EBITDA, as adjusted (b)	$69,706	$41,912

	For The Three Months Ended November 30,
	2004	2003	2003
	(Actual)	(Energy Transfer Company)	(Aggregate)
VOLUMES
Midstream
Natural gas MMBtu/d	1,265,341	923,308	923,308
NGLs Bbls/d	15,353	15,109	15,109
Transportation
Natural gas MMBtu/d	2,400,989	910,216	910,216
Propane operations (in gallons)
Retail propane	86,435	—	78,641
Domestic wholesale	3,916	—	3,294
Foreign wholesale	14,393	—	12,169

(a)	EBITDA, as adjusted, is defined as the Partnership’s earnings before interest, taxes, depreciation, amortization and other non-cash items, such as compensation charges for unit issuances to employees, gain or loss on disposal of assets, and other expenses. We present EBITDA, as adjusted, on a Partnership basis, which includes both the general and limited partner interests. Non-cash compensation expense represents charges for the value of the Common Units awarded under the Partnership’s compensation plans that have not yet vested under the terms of those plans and are charges which do not, or will not, require cash settlement. Non-cash income or loss such as the gain or loss arising from our disposal of assets is not included when determining EBITDA, as adjusted. EBITDA, as adjusted, (i) is not a measure of performance calculated in accordance with generally accepted accounting principles and (ii) should not be considered in isolation or as a substitute for net income, income from operations or cash flow as reflected in our consolidated financial statements.

EBITDA, as adjusted, is presented because such information is relevant and is used by management, industry analysts, investors, lenders and rating agencies to assess the financial performance and operating results of our fundamental business activities. Management believes that the presentation of EBITDA, as adjusted, is useful to lenders and investors because of its use in the natural gas and propane industries and for master limited partnerships as an indicator of the strength and performance of the Partnership’s ongoing business operations, including the ability to fund capital expenditures, service debt and pay distributions. Additionally, management believes that EBITDA, as adjusted, provides additional and useful information to our investors for trending, analyzing and benchmarking the operating results of our partnership from period to period as compared to other companies that may have different financing and capital structures. The presentation of EBITDA, as adjusted, allows investors to view our performance in a manner similar to the methods used by management and provides additional insight to our operating results.

EBITDA, as adjusted, is used by management to determine our operating performance, and along with other data as internal measures for setting annual operating budgets, assessing financial performance of our numerous business locations, as a measure for evaluating targeted businesses for acquisition and as a measurement component of incentive compensation. We have a large number of business locations located in different regions of the United States. EBITDA, as adjusted, can be a meaningful measure of financial performance because it excludes factors which are outside the control of the employees responsible for operating and managing the business locations, and provides information management can use to evaluate the performance of the business locations, or the region where they are located, and the employees responsible for operating them. To present EBITDA, as adjusted, on a full Partnership basis, we add back the minority interest of the general partner because net income is reported net of the general partner’s minority interest. Our EBITDA, as adjusted, includes non-cash compensation expense which is a non-cash expense item resulting from our unit based compensation plans that does not require cash settlement and is not considered during management’s assessment of the operating results of the our business. By adding these non-cash compensation expenses in EBITDA, as adjusted, allows management to compare our operating results to those of other companies in the same industry who may have compensation plans with levels and values of annual grants that are different than ours. Other expenses include other finance charges and other asset non-cash impairment charges that are reflected in our operating results but are not classified in interest, depreciation and amortization. We do not include gain or loss on the sale of assets when determining EBITDA, as adjusted, since including non-cash income or loss resulting from the sale of assets increases/decreases the performance measure in a manner that is not related to the true operating results of our business. In addition, our debt agreements contain financial covenants based on EBITDA, as adjusted.

There are material limitations to using a measure such as EBITDA, as adjusted, including the difficulty associated with using it as the sole measure to compare the results of one company to another, and the inability to analyze certain significant items that directly affect a company’s net income or loss. In addition, our calculation of EBITDA, as adjusted, may not be consistent with similarly titled measures of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP. EBITDA, as adjusted, for the periods described herein is calculated in the same manner as presented by us and Heritage in the past. Management compensates for these limitations by considering EBITDA, as adjusted in conjunction with its analysis of other GAAP financial measures, such as gross profit, net income (loss), and cash flow from operating activities.

(b)	The following reconciliation of Aggregate EBITDA, as adjusted to net income is presented for comparability purposes only, and is comprised of the aggregate of Energy Transfer Company and Heritage’s historical results for the period from September 1, 2003 to November 30, 2003.

Three Months
Ended
November 30,
2003
Net income reconciliation	(Aggregate)
Net income	$14,398
Depreciation and amortization	13,562
Interest expense	12,000
Income taxes	1,759
Non-cash compensation expense	90
Interest (income) and other	(40)
Depreciation, amortization, and interest of investee	343
Minority interests in Operating Partnership	(27)
Gain on disposal of assets	(173)

Aggregate EBITDA, as adjusted (a)	$41,912

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES
( FORMERLY ENERGY TRANSFER COMPANY)
CONSOLIDATED BALANCE SHEETS
(in thousands, except unit data)
(unaudited)

	November 30,	August 31,
	2004	2004
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$59,245	$81,745
Marketable securities	1,873	2,464
Accounts receivable, net of allowance for doubtful accounts	340,334	275,424
Accounts receivable from related companies	166	34
Exchanges receivable	8,274	8,852
Inventories	74,922	53,324
Deposits paid to vendors	11,179	3,023
Price risk management assets	20,941	4,615
Prepaid expenses and other	13,763	7,401

Total current assets	530,697	436,882
PROPERTY, PLANT AND EQUIPMENT, net	1,557,053	1,467,649
INVESTMENT IN AFFILIATES	8,013	8,010
GOODWILL	309,645	313,720
INTANGIBLES AND OTHER ASSETS, net	109,586	100,844

Total assets	$2,514,994	$2,327,105

LIABILITIES AND PARTNERS’ CAPITAL
CURRENT LIABILITIES:
Working capital facility	$33,096	$14,550
Accounts payable	378,238	274,122
Accounts payable to related companies	3,737	4,276
Exchanges payable	6,464	2,846
Customer deposits	13,952	11,378
Accrued and other current liabilities	67,094	55,394
Price risk management liabilities	5,660	1,262
Income taxes payable	2,004	2,252
Current maturities of long-term debt	33,220	30,957

Total current liabilities	543,465	397,037
LONG-TERM DEBT, less current maturities	1,122,370	1,070,871
DEFERRED TAXES	108,385	109,896
OTHER NONCURRENT LIABILITIES	835	846
MINORITY INTERESTS	1,936	1,475

	1,776,991	1,580,125

COMMITMENTS AND CONTINGENCIES PARTNERS’ CAPITAL:
Common Unitholders (44,639,306 and 44,559,031 units authorized, issued and outstanding at November 30, 2004 and August 31, 2004, respectively)	710,610	720,187
Class C Unitholders (1,000,000 units authorized, issued and outstanding at November 30, 2004 and August 31, 2004 , respectively)	—	—
Class E Unitholders (4,426,916 authorized, issued and outstanding at November 30, 2004 and August 31, 2004, respectively — held by subsidiary and reported as treasury units)	—	—
General Partner	28,686	26,761
Accumulated other comprehensive income (loss)	(1,293)	32

Total partners’ capital	738,003	746,980

Total liabilities and partners’ capital	$2,514,994	$2,327,105